CONTACT:                        FOR IMMEDIATE RELEASE:
Christopher Ranjitkar                    March 3, 2015
Berkshire Group
617-646-2485
christopher.ranjitkar@berkshire-group.com
BERKSHIRE INCOME REALTY, INC. EXPANDS BOSTON PRESENCE
WITH ACQUISITION OF GATEHOUSE 75
Company Purchases Class-A Community in Charlestown
BOSTON, MA - MARCH 3, 2015 - Berkshire Income Realty, Inc. (NYSE MKT: “BIR-pa”, “BIRPRA”, “BIR-A”, “BIR.PR.A”) (“Berkshire” or the “Company”) today announced it has acquired Gatehouse 75, a 99-unit Class-A apartment community located in the Charlestown neighborhood of Boston, Massachusetts.
Specific financial terms of the transaction were not disclosed. The property was acquired from Metric Corporation. Berkshire Communities, the property management division of Berkshire Group, will manage the apartment community.
“Greater Boston continues to be a market of interest to us since it has one of the nation’s strongest, most-diversified economies, with continued expected employment growth in the healthcare, biotech, technology, education and financial services sectors,” said Chuck Leitner, President and Chairman, Berkshire Income Realty, Inc. “Gatehouse 75 provides us with exposure to this market, with its Charlestown location, close to several Boston neighborhoods, including the North End, Financial District, Government Center, Cambridge and Somerville. We believe this property’s access to public transit, and proximity to retail, restaurants and entertainment offer a compelling proposition to residents desiring a modern community in an urban live-work-play environment.”
Completed in 2014, Gatehouse 75 is situated near Boston’s North End and Financial District, and Cambridge’s Kendall Square. It is within walking distance of the MBTA’s Bunker Hill Orange Line station, and close to I-93 and Logan International Airport. The community is adjacent to a shopping plaza with national and regional retailers. Moreover, Charlestown offers residents renowned restaurants, bars and cafes, as well as cultural and historic attractions. Gatehouse 75’s common area amenities include a club room, fitness center and roof deck, as well as underground parking.
About Berkshire Income Realty, Inc.
Berkshire Income Realty, Inc. is a Real Estate Investment Trust ("REIT") whose objective is to acquire, own, operate, develop and rehabilitate multifamily apartment communities. The Company owns interests in fourteen multifamily apartment communities and two multifamily development projects, of which three are located in the Baltimore/Washington, D.C. metropolitan area; three are located in Dallas, Texas; two are located in Atlanta, Georgia; and one is located in each of Houston, Texas; Sherwood, Oregon; Tampa, Florida; Philadelphia, Pennsylvania; Walnut Creek, California; Denver, Colorado; Redmond, Washington; and Boston, Massachusetts. The Company also owns interests in two unconsolidated multifamily entities.
Forward Looking Statements
With the exception of the historical information contained in this release, the matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about apartment rental demand and fundamentals, involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, especially as they may affect rental markets, legislative/regulatory changes (including changes to laws governing the taxation of REITs), possible sales of assets, the acquisition restrictions placed on the Company by an affiliated entity, Berkshire Multifamily Value Plus Fund III, LP, availability of capital, interest rates and interest rate spreads, changes in accounting principles generally accepted in the United States of America and policies and guidelines applicable to REITs, those set forth in Part I, Item 1A - Risk Factors of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

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